Exhibit 99.1

Contact:
Haris Tajyar, Investor Relations International
818-382-9702
htajyar@irintl.com

Press Release

INSMED INC. REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND TWELVE MONTHS

RICHMOND, Va., (March 15, 2007) – Insmed Incorporated (Nasdaq: INSM), a biopharmaceutical company focused on the development and commercialization of drug candidates for the treatment of metabolic diseases and endocrine disorders with unmet medical needs, today announced results for the three and twelve month periods ended December 31, 2006.

Total revenues for the three months ended December 31, 2006 were $502,000 compared with $24,000 in the corresponding period of 2005. The net loss for the fourth quarter of 2006 was $21.4 million or $0.21 per share, compared to a net loss of $12.9 million or $0.27 per share for the fourth quarter of 2005.

Total expenses for the fourth quarter of 2006 were $21.9 million, compared to $7.1 million for the corresponding quarter of 2005, due primarily to increases in commercial operations, litigation expenses and a $7.1 million asset impairment charge resulting from the expensing of certain capital equipment and inventory.

Total revenues for the full year 2006 were $1.0 million, made up of $0.4 million from commercial sales, $0.4 million in cost recovery from the Expanded Access Program and $0.2 million in royalty income. This compares with $0.1 million in royalty income for the full year 2005. The net loss for all of 2006 was $56.1 million or $0.59 per share, compared to $40.9 million or $0.84 per share for 2005.

Total expenses for the year ended December 31, 2006 were $55.4 million, compared to $27.6 million for 2005, due primarily to increased commercial and litigation expenses coupled with the asset impairment charge.

As of December 31, 2006, the Company had total cash and cash equivalents of $24.1 million, which represents an increase of $5.3 million from December 31, 2005. This net increase was due to $52.5 million in net cash provided by financing activities during the year, partially offset by $47.2 million in net cash used in operating and investing activities during the year. The $52.5 million in cash from financing activities was generated from a combination of $42.8 million in net proceeds from the sale of common stock in March 2006, $9.1 million from the exercise of certain outstanding warrants, $0.6 million from a reduction in a restricted letter of credit and minor employee option conversions.

Looking ahead, in light of the recent settlement of litigation over patent rights to Insmed’s lead drug candidate, IPLEX, the Company expects to refocus its development efforts in 2007 to concentrate on three areas which it believes offer significant opportunities for IPLEX: HIV associated adipose redistribution syndrome (HARS), Myotonic muscular dystrophy (MDD) And Retinopathy of prematurity (ROP). The Company believes it has sufficient cash on hand to fund operations into the fourth quarter of 2007.

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Conference Call

The Company will host a conference call on Thursday, March 15th. 2007 at 4:30 p.m. Eastern Time to discuss the financial results for the fourth quarter and full year of 2006 and provide a business update.

Interested investors can listen to the call over the internet from Insmed’s investor relations website at www.insmed.com or by dialling (877) 407-0782 (domestic) or (201) 689-8567 (international).

A telephonic replay of the call will be available for two weeks at (877)-660-6853 (domestic) or (201) 612-7415 (international). The account code is 286: the conference number is 234775. A web replay of the call will be available for two weeks through our corporate website, in the investor relations segment, beginning at 6:00 p.m.

About Insmed Incorporated

Insmed is a biopharmaceutical company focused on the development and commercialization of drug candidates for the treatment of metabolic diseases and endocrine disorders with unmet medical needs. For more information, please visit www.insmed.com.

Statements included within this press release, which are not historical in nature, may constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding planned clinical trial design, our regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products. Such forward-looking statements are subject to numerous risks and uncertainties, including risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, the company may lack financial resources to complete development of product candidates, the FDA may interpret the results of our studies differently than we have, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. As a result of these and other risks and uncertainties, actual results may differ materially from those described in this press release. For further information with respect to factors that could cause actual results to differ from expectations, reference is made to reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The forward-looking statements made in this release are made only as of the date hereof and Insmed disclaims any intention or responsibility for updating predictions or financial guidance contained in this release.

INSMED INCORPORATED

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$24,112	$18,835
Restricted cash	407	285
Accounts receivable, net	241	—
Inventories	576	—
Other current assets	87	83

Total current assets	25,423	19,203

Long-term assets:
Restricted cash —long term	2,708	3,118
Deferred financing costs, net	209	532
Property and equipment, net	8	17

Total long-term assets	2,925	3,667

Total assets	$28,348	$22,870

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,187	$968
Accrued project costs & other	1,115	1,990
Payroll liabilities	1,302	1,574
Interest payable	23	52
Deferred rent	54	286

Total current liabilities	9,681	4,870

Long-term liabilities:
Convertible debt	5,125	11,438
Debt discount	(1,964)	(5,001)

Net convertible debt	3,161	6,437

Asset retirement obligation	1,626	1,034

Total liabilities	14,468	12,341

Stockholders’ equity:

Common stock; $.01 par value; authorized shares 500,000,000; issued and outstanding shares, 101,328,118 in 2006 and 66,525,792 in 2005	1,013	665
Additional paid-in capital	323,664	264,522
Accumulated deficit	(310,797)	(254,658)

Net stockholders’ equity	13,880	10,529

Total liabilities and stockholders’ equity	$28,348	$22,870

INSMED INCORPORATED

Condensed Consolidated Statements of Operations

(in thousands, except per share data—unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
	2006	2005	2006	2005
Sales	$452	$—	$834	$—
Royalties	50	24	157	131

Total revenues	502	24	991	131

Operating expenses:
Cost of goods sold	836	—	1,490	—
Asset impairment	7,103	—	7,103	—
Research and development	4,251	5,481	21,089	21,835
Selling, general and administrative	9,716	1,607	25,682	5,730

Total expenses	21,906	7,088	55,364	27,565

Operating loss	(21,404)	(7,064)	(54,373)	(27,434)

Interest income	528	200	1,937	752
Interest expense	(552)	(6,021)	(3,703)	(14,247)

Net loss	$(21,428)	$(12,885)	$(56,139)	$(40,929)

Basic and diluted net loss per share	$(0.21)	$(0.27)	$(0.59)	$(0.84)

Shares used in computing basic and diluted net loss per share	100,634	47,340	95,321	48,742

INSMED INCORPORATED

Condensed Consolidated Statements of Cash Flows

(in thousands—unaudited)

	Year Ended December 31
	2006	2005
Operating activities
Net loss	$(56,139)	$(40,929)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,369	12,897
Non-cash stock acceleration		15
Stock based compensation expense	885	—
Stock options issued for services	79	33
Impairment of property, plant and equipment	5,020
Changes in operating assets and liabilities:
Accounts receivable	(241)	—
Inventories	(576)	—
Other assets	(4)	91
Accounts payable	6,219	(1,653)
Accrued project costs and other	(875)	1,106
Payroll liabilities	(272)	391
Deferred Rent	(232)	(359)
Asset retirement obligation	592	591
Interest payable	(29)	52

Net cash used in operating activities	(42,204)	(27,765)

Investing activities
Purchases of property, plant and equipment	(5,020)	—

Net cash provided by investing activities	(5,020)	—

Financing activities
Proceeds from issuance of convertible debt with detachable stock warrants	—	35,000
Proceeds from issuance of common stock
Public offering—issuance of 23 million shares	43,240	—
Issuance costs	(421)	—
Warrants converted into shares	9,069	—
Other	325	4,621

Total proceeds from issuance of common stock	52,213	39,621
Costs incurred in conjunction with issuance of debt	—	(2,428)
Cash restricted to restricted letters of credit	288	185

Net cash provided by financing activities	52,501	37,378

Increase in cash and cash equivalents	5,277	9,613
Cash and cash equivalents at beginning of year	18,835	9,222

Cash and cash equivalents at end of year	$24,112	$18,835

Supplemental information
Cash paid for interest	$319	$1,104

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